UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Note and Warrant Purchase Agreement

On December 1, 2023, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with institutional investors pursuant to which Odyssey issued and sold to the investors (a) a series of promissory notes (the “Notes”) in the aggregate principal amount of up to $6.0 million and (b) two tranches of warrants (the “Warrants” and, together with the Notes, the “Securities”) to purchase shares of Odyssey’s common stock. Odyssey issued Notes in the aggregate amount of $3.75 million and related warrants on December 1, 2023. The balance of the Notes and Warrants may be sold and issued on or prior to June 30, 2024.

The principal amount outstanding under the Notes bears interest at the rate of 11.0% per annum, and interest is payable in cash on a quarterly basis, except that, (a) at Odyssey’s option and upon notice to the holder of the Notes, any quarterly interest payment may be satisfied, in lieu of paying such cash interest, by adding an equivalent amount to the principal amount of the Notes (“PIK Interest”), and (b) the first quarterly interest payment due under the Notes will be satisfied with PIK Interest. The Notes provide Odyssey with the right, but not the obligation, upon notice to the holders of the Notes to redeem (x) at any time before the first anniversary of the issuance of the Notes, all or any portion of the indebtedness outstanding under the Notes (together with all accrued and unpaid interest, including PIK Interest) for an amount equal to one hundred twenty percent (120%) of the outstanding principal amount so being redeemed, and (y) at any time on or after the first anniversary of the issuance of the Notes, all or any portion of the indebtedness outstanding under the Notes (together with all accrued and unpaid interest, including PIK Interest). Unless the Notes are sooner redeemed at Odyssey’s option, all indebtedness under the Notes is due and payable on June 1, 2025. Under the terms of the Purchase Agreement, Odyssey agreed to use the proceeds of the sale of the Securities for working capital and other general corporate expenditures and to pay fees and expenses related to the transactions contemplated by the Purchase Agreement. Odyssey’s obligations under Notes are secured by a pledge of and security interest in its equity interests in Odyssey Marine Cayman Limited (subject to limited stated exclusions).

Under the terms of the first tranche of Warrants, the holders have the right for a period of three years after issuance to purchase an aggregate of up to 1,411,765 shares of Odyssey’s common stock at an exercise price of $4.25 per share, which represents 120.0% of the official closing price of Odyssey’s common stock on the Nasdaq Capital Market immediately preceding the signing of the Purchase Agreement, upon delivery of a notice of exercise to Odyssey. Under the terms of the second tranche of Warrants, the holders have the right for a period of three years after issuance to purchase an aggregate of up to 211,565 shares of Odyssey’s common stock at an exercise price of $7.09 per share, which represents 200.0% of the official closing price of Odyssey’s common stock on the Nasdaq Capital Market immediately preceding the signing of the Purchase Agreement, upon delivery of a notice of exercise to Odyssey. Upon exercise of the Warrants, Odyssey has the option to either (a) deliver the shares of common stock issuable upon exercise or (b) pay to the holder an amount equal to the difference between (i) the aggregate exercise price payable under the notice of exercise and (ii) the product of (A) the number of shares of common stock indicated in the notice of exercise multiplied by (B) the arithmetic average of the daily volume-weighted average price of the common stock on the Nasdaq Capital Market for the five consecutive trading days ending on, and including, the trading day immediately prior to the date of the notice of exercise. The Warrants provide the holders with a cashless exercise option if Odyssey has announced payment of a dividend or distribution on account of its common stock. The Warrants also include customary adjustments to the exercise price and the number of shares of common stock issuable upon exercise in the event of a stock split, recapitalization, reclassification, combination or exchange of shares, separation, reorganization, liquidation, or the like.

In connection with the execution and delivery of the Purchase Agreement, Odyssey entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Odyssey agreed to register the offer and sale of the shares (the “Exercise Shares”) of Odyssey common stock issuable upon exercise of the Warrants. Pursuant to the Registration Rights Agreement, Odyssey agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the Exercise Shares and to use its reasonable best efforts to have the registration statement declared effective by the SEC as soon as practicable thereafter, subject to stated deadlines.

The Purchase Agreement, the Notes, the Warrants, and the Registration Rights Agreement also include representations and warranties, covenants, conditions, and other provisions customary for comparable transactions.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, and the Registration Rights Agreement are summaries and do not purport to be complete descriptions of all of the terms of such documents and are qualified in their entirety by reference to such documents, the forms of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On December 4, 2023, Odyssey issued a press release announcing the matters described in Item 1.01 above and other information. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Note and Warrant Purchase Agreement dated December 1, 2023.

10.2	Form of Promissory Note dated December 1, 2023.

10.3	Form of Tranche I Warrant to Purchase Common Stock dated December 1, 2023.

10.4	Form of Tranche I Warrant to Purchase Common Stock dated December 1, 2023.

10.5	Registration Rights Agreement dated December 1, 2023.

99.1	Press release issued December 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: December 4, 2023	By:	/s/ Mark D. Gordon
Mark D. Gordon
Chairman and Chief Executive Officer